LINEAR TECHNOLOGY ANNOUNCES INTENTION TO FILE SHELF REGISTRATION STATEMENT

MILPITAS, California, June 4, 2007 - Linear Technology Corporation (Nasdaq: LLTC) announced today its intention to file a Shelf  Registration Statement on Form S-3 with the Securities and Exchange Commission registering its 3.00% Convertible Senior Notes due May 1, 2027 and its 3.125% Convertible Senior Notes due May 1, 2027, and any common stock issuable upon conversion of such notes, pursuant to Rule 415 of the Securities Act of 1933, as amended. The Company anticipates that the Shelf Registration Statement will be filed as early as June 22, 2007 and will become effective immediately upon filing.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Noteholders should contact Paul Coghlan at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, California 95035-7417, (408) 432-1900, for further information regarding the shelf registration statement.